UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 17, 2015
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		480 967-5146

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The Amtech Systems, Inc. (the “Company”) Board of Directors has authorized a restructuring of the Company’s investment in Kingstone Technology Hong Kong Limited (“Kingstone Hong Kong”), a subsidiary of the Company in which the Company currently owns 55% of the capital stock. As part of the restructuring, the Company and Suzhou Zhuo Jing Investment Center (LP) (“Suzhou”) entered into an Investment Agreement (the “Agreement”), pursuant to which the parties agreed upon a series of transactions which will result in Suzhou owning 31.25% of the capital stock of Shanghai Kingstone Semiconductor Company, Ltd. (“Shanghai Kingstone”), Kingstone Hong Kong’s wholly owned subsidiary. Closing of the transactions is expected to occur on or before August 31, 2015.
Following completion of the transactions, Kingstone Hong Kong will own 68.75% of the capital stock of Shanghai Kingstone and Suzhou will own 31.25%. Upon closing of the transactions, the Company will receive approximately US$4,000,000, for a portion of its equity ownership in Kingstone Hong Kong, which will be decreased from 55% to 15%. In addition, upon closing of the transactions, the Company will be repaid the outstanding principal amount of US$4,000,000 under the Solar Tool Loan Agreement dated December 9, 2011. Closing of the transactions is also subject to Shanghai Kingstone and Kingstone Hong Kong executing a Sales and Service Agreement that (i) reaffirms the Company’s exclusive right to sell and service the products of Shanghai Kingstone (subject to Shanghai Kingstone’s right to sell and service products of Shanghai Kingstone in China), (ii) provides that Shanghai Kingstone and/or Kingstone Hong Kong will purchase from the Company such exclusive right for US$5,600,000 by the earlier of (a) March 31, 2016 or (b) the commencement of any public offering process of Shanghai Kingstone, and (iii) confirms the Company’s non-exclusive sales and service right in connection with the products of Shanghai Kingstone after the purchase in item (ii) has been consummated. If any of the closing conditions set forth in the Agreement are not fulfilled or waived before August 30, 2015 (or any other date as agreed by the parties), then any party may terminate this Agreement without any further obligation to the other party. The transaction is subject to customary closing conditions and regulatory approvals in both Shanghai and Hong Kong.
The foregoing description of the Agreement is only a summary and does not purport to be a complete description of the terms and conditions of the Agreement, and such description is qualified in its entirety by reference to the full text of the Agreement, which will be filed with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: July 22, 2015	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer